EXHIBIT 3.2(iv)


                   CERTIFICATE OF AMENDMENT TO
                 CERTIFICATE OF INCORPORATION OF
                  MONTGOMERY WARD HOLDING CORP.


          MONTGOMERY WARD HOLDING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on February 8, 1988 and recorded in the office of the Recorder of Kent County, Delaware. The name under which the Corporation was originally incorporated is BFB Acquisition Corp.

     2.   A Certificate of Correction of Certificate of
Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on February 9, 1988.

     3. The original Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on June 17, 1988 and amendments thereto were filed on each of June 20, 1988; June 24, 1988; January 30, 1990; and March 20,
1992.

     4.   The Second Restated Certificate of Incorporation of the
Corporation was filed in the Office of the Secretary of State of Delaware on June 25, 19992 and an amendment thereto was filed on April 27, 1994.

     5.   The Third Restated Certificate of Incorporation of the
Corporation was filed in the Office of the Secretary of State of Delaware on June 28, 1994.

     6. The Board of Directors of the Corporation, at a meeting duly called and held, authorized, adopted and approved resolutions proposing and declaring advisable the First Amendment to the Third Restated Certificate of Incorporation of the Corporation, setting forth amendment to Articles SECOND and FOURTH thereof as follows:
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     Article SECOND is amended in its entirety to read as follows:

               "SECOND: The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover 19901, County of Kent. The name of its registered agent at such address is the Prentice-Hall Corporation System, Inc."

     That portion of Article FOURTH which precedes the heading
     "PART A. SENIOR PREFERRED STOCK" is amended in its entirety to read as follows:

               "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is fifty-seven million eight hundred twelve thousand seven hundred fifty (57,812,750) consisting of the following amounts in the following designations:

                    1. Common Stock. Fifty-seven million eight hundred twelve thousand (57,812,000) shares of Common Stock, par value one cent ($0.01) per share (hereinafter referred to as "Common Stock"), which shall consist of the following classes:

                         (a)  thirty-two million eight hundred
                    twelve thousand (32,812,000) shares of Class A Common Stock (hereinafter referred to as "Class A Common Stock"), which shall consist of the following series:

                              (i)       twenty-five million
                         (25,000,000) shares of Class A Common
                         Stock, Series 1 (hereinafter referred to as "Class A Common Stock, Series 1"), and

                              (ii)      five million four hundred
                         twelve thousand (5,412,000) shares of
                         Class A Common Stock, Series 2
                         (hereinafter referred to as "Class A
                         Common Stock, Series 2"), and

                              (iii)     two million four hundred
                         thousand (2,400,000) shares of Class A
                         Common Stock, Series 3 (hereinafter
                         referred to as "Class A Common Stock,
                         Series 3"), and

                         (b)  twenty-five million (25,000,000)
                    shares of Class B Common Stock (hereinafter referred to as "Class B Common Stock").

                    2.   Preferred Stock.    Seven hundred fifty
               (750) shares of Preferred Stock, par value one dollar ($1.00) per share (hereinafter referred to as "Preferred Stock" or "Senior Preferred Stock").

               Such shares of Common Stock and Preferred Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors, and shares issued for not less than the consideration so fixed shall be fully paid and non-assessable.

               A statement of the powers, preferences, rights, qualifications, limitations, restrictions and the relative, participating, optional and other special rights in respect of the shares of each class or series of stock is as follows:"

Section 2(b)(i) of Part B of Article FOURTH is amended in its entirety to read as follows:

               "(i)      At such time, if any, as GE Capital and GE
          Capital Affiliates shall cease to own, in the aggregate, beneficially or of record, twenty percent (20%) or more of the shares of Common Stock which GE Capital and GE Capital Affiliates purchased in June 1988, (x) if the number of directorships on the Board of Directors of the Corporation at such time shall be nine (9), the number of directors shall be automatically changed to seven (7), the holders of the Class A Common Stock, voting as a class, shall be entitled to elect five (5) of such directors, and the holders of the Class B Common Stock, voting as a class, shall be entitled to elect two (2) of such directors, and (y) if the number of directorships on the Board of Directors of the Corporation at such time shall be eleven (11), the number of directors shall be automatically changed to nine (9), the holders of the Class A Common Stock, voting as a class, shall be entitled to elect seven (7) of such directors, and the holders of the Class B Common Stock, voting as a class, shall be entitled to elect two (2) of such directors; provided, however, that, in either of the foregoing cases, as long as the Account Purchase Agreement referred to in the Stockholders Agreement is in effect and GE Capital or any GE Capital Affiliate shall own beneficially or of record any shares of Class B Common Stock, GE Capital shall have the right to elect one (1) of the two (2) directors which the holders of the Class
          B Common Stock shall be entitled to elect and all other holders of Class B Common Stock in the aggregate shall be entitled to elect the other of the two (2) directors which the holders of Class B Common Stock shall be entitled to elect. A vacancy in the directorships to be elected, respectively, by the holders of the Class A Common Stock or the Class B Common Stock may be filled only by the vote or written consent of the holders of Class A Common Stock or Class B Common Stock, as the case may be."

     7. The Stockholders of the Corporation, by unanimous written consent, adopted resolutions authorizing, adopting and approving the aforesaid amendments to Articles SECOND and FOURTH of the third Restated Certificate of Incorporation of the Corporation.

     8. Except to the extent specifically provided to the contrary in this Certificate of Amendment, the terms, provisions and conditions of the Certificate of Incorporation of the Corporation shall remain unamended and in full force and effect.

     9. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General
Corporation law of the State of Delaware.

          IN WITNESS WHEREOF, MONTGOMERY WARD HOLDING CORP. has caused this certificate to be signed by Bernard F. Brennan, its Chairman of the Board and Chief Executive Officer, and attested by Spencer H. Heine, its Secretary, this 25th day of October, 1994.

                              MONTGOMERY WARD HOLDING CORP.




                              By:  /s/ Bernard F. Brennan
                                   Chairman of the Board
                                   and Chief Executive Officer




(CORPORATE SEAL)




By:  /s/
     Spencer H. Heine
     Secretary